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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Time Warner Entertainment Company, L.P. ("TWE") and TWE's Annual Report on Form 10-K for the year ended December 31, 2001, of our report dated January 30, 2002, with respect to the financial statements and schedule of Time Warner Telecom Inc. included in the Annual Report on Form 10-K of Time Warner Telecom Inc. for the year ended December 31, 2001.

                               1) No. 333-69221
                               2) No. 333-70015
                               3) No. 333-67694

                                                     /s/ ERNST & YOUNG, LLP
Denver, Colorado
March 25, 2002